UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 30, 2008

TANDY BRANDS ACCESSORIES, INC.
(Exact name of registrant as specified in its charter)

Delaware	0-18927	75-2349915
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

690 East Lamar Blvd., Suite 200 Arlington, Texas	76011
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (817) 265-4113

N/A
(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☑ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On October 31, 2008, Tandy Brands Accessories, Inc. (the “Company”) announced that following the Company’s 2008 Annual Meeting of Stockholders on October 30, 2008, the Board of Directors voted to expand the size of the Board by one position and appointed N. Roderick McGeachy, III, the Company’s new Chief Executive Officer and President, as a member of the Board. A copy of the press release announcing Mr. McGeachy’s appointment is filed as Exhibit 99.1 to this current report and is incorporated herein by reference.

On October 30, 2008, the Company’s Board of Directors, upon recommendation of the Compensation Committee, also approved certain modifications to the fiscal 2009 compensation for Jane A. Batts, President of the Company’s Women’s Division. Such modifications, which are intended to facilitate the transition of the Company’s new Chief Executive Officer and promote retention, included an increase in Ms. Batts’ base salary to $240,000 and payment of a $40,000 retention bonus. In addition, the Company has committed to pay Ms. Batts an incentive bonus for fiscal 2009 equal to at least $20,000.

Item 9.01 Financial Statements and Exhibits

Exhibit 99.1	Press Release, dated October 31, 2008.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TANDY BRANDS ACCESSORIES, INC.
Date: November 4, 2008	By:	/s/ M.C. Mackey

M.C. Mackey
Chief Financial Officer

EXHIBIT INDEX

Exhibit 99.1	Press Release, dated October 31, 2008.